AGREEMENT AND PLAN OF REORGANIZATION

                                  By and Among

                Forensic Technologies International Corporation,

                          FTI Acquisition Corporation,

                                 Teklicon, Inc.

                                       and

                             The Summers 1992 Trust


                     made effective as of September 30, 1996



Balt:6033/7
9/30/96

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                                TABLE OF CONTENTS
                                -----------------

BACKGROUND....................................................................1

1.       PLAN OF REORGANIZATION...............................................1
         1.1      The Merger..................................................1
         1.2      Conversion of Securities....................................2
         1.3      Merger Consideration........................................3
         1.4      Pledged Stock...............................................3
         1.5      Exchange of Certificates....................................4
         1.6      Trustee.....................................................5
         1.7      Accounting Terms............................................5

2.       CLOSING..............................................................6
         2.1      Location and Date...........................................6
         2.2      Effective Time .............................................6

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SOLE
         STOCKHOLDER..........................................................6
         3.1      Due Organization............................................6
         3.2      Authorization; Validity.....................................7
         3.3      No Conflicts................................................7
         3.4      Capital Structure of the Company............................8
         3.5      Transactions in Securities; Accounting Treatment............8
         3.6      No Bonus Shares.............................................8
         3.7      Subsidiaries................................................8
         3.8      Complete Copies of Materials................................9
         3.9      Financial Statements........................................9
         3.10     Liabilities and Obligations.................................9
         3.11     Accounts and Notes Receivable..............................10
         3.12     Permits....................................................10
         3.13     Environmental Matters......................................11
         3.14     Real and Personal Property.................................12
         3.15     Significant Customers; Material Contracts and Commitments..13
         3.16     Insurance..................................................13
         3.17     Labor and Employment Matters...............................14
         3.18     Employee Benefit Plans.....................................14

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         3.19     Conformity with Law; Litigation............................18
         3.20     Taxes......................................................18
         3.21     Government Contracts.......................................20
         3.22     Absence of Changes.........................................21
         3.23     Bank Accounts; Powers of Attorney..........................21
         3.24     Disclosure.................................................21
         3.25     Sole Stockholder Sophistication............................22
         3.26     Intellectual Property......................................22
         3.27     Predecessor Status; Etc....................................23
         3.28     Continuity of Business Enterprise..........................23
         3.29     Continuity of Interest.....................................23
         3.30     Spin-off by the Company....................................23
         3.31     Books and Records..........................................23
         3.32     Accredited Sole Stockholder; Investment Intent.............23
         3.33     Legends....................................................24

4.       REPRESENTATIONS OF FTI AND NEWCO....................................25
         4.1      Due Organization...........................................25
         4.2      FTI Common Stock...........................................25
         4.3      Authorization; Validity of Obligations.....................25
         4.4      No Conflicts...............................................25
         4.5      Capital Structure of FTI and Newco.........................26
         4.6      Pooling Letter.............................................27
         4.7      Restrictions on Transfer...................................27

5.       COVENANTS...........................................................27
         5.1      Access to Information......................................27
         5.2      Conduct of Business Pending Closing........................27
         5.3      Prohibited Activities......................................28
         5.4      Exclusivity................................................30
         5.5      Notification of Certain Matters............................30
         5.6      Cooperation in Obtaining Required Consents and Approvals...30
         5.7      Affiliate Agreements.......................................30
         5.8      Cooperation in Tax Matters.................................30
         5.9      Pooling Accounting.........................................31

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF FTI AND NEWCO................31
         6.1      Representations and Warranties; Performance of Obligations.31
         6.2      No Litigation..............................................31
         6.3      Employment Agreements......................................31
         6.4      Opinion of Counsel.........................................32
         6.5      Consents and Approvals.....................................32
         6.6      Charter Documents..........................................32
         6.7      Insurance..................................................32

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         6.8      Due Diligence Review.......................................32
         6.9      No Material Adverse Change.................................32
         6.10     Related Party Agreements...................................32
         6.11     Accountants' Letters with Respect to Pooling of Interest
                  Accounting Treatment.......................................32
         6.12     FTI Board Approval.........................................33
         6.13     Securities Law Matters.....................................33

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE
         SOLE STOCKHOLDER....................................................33
         7.1      Representations and Warranties; Performance of Obligations.33
         7.2      No Litigation..............................................33
         7.3      Consents and Approvals.....................................33
         7.4      No Material Adverse Change.................................33
         7.5      Board Approval.............................................33
         7.6      Securities Law Matters.....................................33

8.       INDEMNIFICATION.....................................................34
         8.1      General Indemnification by the Sole Stockholder............34
         8.2      Specific Indemnification by the Sole Stockholder...........34
         8.3      Limitation and Expiration..................................35
         8.4      Indemnification Procedures.................................36
         8.5      Survival of Representations Warranties and Covenants.......37
         8.6      Remedies Cumulative........................................38
         8.7      Right to Set Off...........................................38

9.       CONFIDENTIALITY.....................................................38
         9.1      Confidentiality............................................38
         9.2      Damages....................................................38

10.      GENERAL.............................................................39
         10.1     Termination................................................39
         10.2     Effect of Termination......................................39
         10.3     Cooperation................................................39
         10.4     Successors and Assigns.....................................39
         10.5     Entire Agreement...........................................39
         10.6     Counterparts...............................................40
         10.7     Brokers and Agents.........................................40
         10.8     Expenses...................................................40
         10.9     Specific Performance; Remedies.............................40
         10.10    Notices....................................................40
         10.11    Governing Law..............................................41
         10.12    Severability...............................................42
         10.13    Absence of Third Party Beneficiary Rights..................42

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         10.14    Mutual Drafting............................................42
         10.15    Further Representations....................................42
         10.16    Amendment; Waiver..........................................42
         10.17    Public Disclosure..........................................42

                             Schedules and Exhibits

                      AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into this 30th day of September, 1996, by and among Forensic Technologies International Corporation, a Maryland corporation ("FTI"), FTI Acquisition Corporation, a Maryland corporation and a newly-formed, wholly-owned subsidiary of FTI ("Newco"), Teklicon, Inc., a California corporation (the "Company") and The Summers 1992 Trust, U/T/A 1/27/92 (the "Sole Stockholder"), by Gary J. Summers and Lynda M. Summers (collectively, the "Trustee").


                                   BACKGROUND

          A. The Sole Stockholder is the owner of all of the capital stock and outstanding securities of the Company (collectively referred to hereafter as "Company Common Stock").

          B. The respective Boards of Directors of Newco and the Company (Newco and the Company are sometimes referred to hereafter as the "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective Sole Stockholders that Newco merge with and into the Company (the "Merger") and the contemplated transactions and documents pursuant to this Agreement, the Plan of Merger (defined below) and the applicable provisions of the laws of the State of Maryland and the State of California.

          C. The Boards of Directors of each of the Constituent Corporations have approved and adopted this Agreement as a plan of reorganization within the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          D. The stockholders of Newco and the Company have unanimously approved the Merger and this Agreement and the Plan of Merger and the transactions and documents contemplated hereunder.

          E. The Boards of Directors of each of the Constituent Corporations intend for this reorganization to be accounted for as a "pooling of interests."

          NOW,   THEREFORE,   in  consideration  of  the  premises  and  of  the
representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:


1.        PLAN OF REORGANIZATION

          1.1     The Merger.
                  -----------

                  (a) The Merger.  At the Effective  Time (as defined in Section
2), Newco shall be merged with and into the Company pursuant to this Agreement and a plan of merger (the "Plan of Merger") substantially in the form as attached as Schedule 1.1 hereto, and the separate corporate existence of Newco shall cease. The Company, as it exists from and after the Effective Time, is sometimes referred to as the "Surviving Corporation."

                  (b) Effects of the Merger. The Merger shall have the effects provided therefor by the General Corporation Law of the State of Maryland and the California Corporations Code (collectively, the "State Corporation Laws"). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due in the ordinary course of business on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to the Company or Newco shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation, as they were of the Company and Newco, and (ii) all debts, liabilities, duties and obligations of the Company and Newco in the ordinary course of business shall become the debts, liabilities and duties of the Surviving Corporation and the Surviving Corporation shall be responsible and liable for all such debts, liabilities, duties and obligations of the Company and Newco and neither the rights of creditors nor any liens upon the property of the Company or Newco shall be impaired by the Merger, and may be enforced against the Surviving Corporation.

                  (c) Articles of Incorporation; Bylaws; Directors and Officers. The Articles of Incorporation of the Surviving Corporation from and after the Effective Time shall be the Articles of Incorporation of the Company until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Corporation Laws. The Bylaws of the Surviving Corporation from and after the Effective Time shall be the Bylaws of the Company as in effect immediately prior to the Effective Time, continuing until thereafter amended in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided by the State Corporation Laws. The directors of the Surviving Corporation shall be Jack B. Dunn, IV, Gary J. Summers, and Patrick A. Brady, in each case until their successors are elected and qualified and the officers of the Surviving Corporation shall be the officers of the Company shall be elected by the directors of the Surviving Corporation.

          1.2 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of FTI, Newco, the Company or the Sole Stockholder, the shares of capital stock of each of the Constituent Corporations shall be converted as follows:

                  (a) Capital Stock of Newco. Each issued and outstanding share of capital stock of Newco shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid and non-assessable Common Stock of the Surviving Corporation. Each stock certificate of Newco evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (b) No Company Ownership of Company Capital Stock. No shares of capital stock of the Company are owned directly or indirectly by the Company in treasury or otherwise.

                  (c) Conversion of Capital Stock of the Company. Subject to Sections 1.3, 1.4 and 1.5, all of the issued and outstanding shares of common stock of the Company, no par value, which constitutes all of the outstanding capital stock and other securities of the Company at the Effective Time ("Company Common Stock"), shall automatically be canceled and extinguished and converted, without any action on the part of the Sole Stockholder, into the right to receive 415,000 shares of Common Stock, par value $.01 per share, of FTI (the "FTI Common Stock"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of FTI Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 1.5 of this Agreement.

          1.3     Merger Consideration.
                  ---------------------

                  The "Merger Consideration" shall consist of the issuance and delivery of 415,000 shares of FTI Common Stock to the Sole Stockholder in full consideration of the Merger. The FTI Common Stock to be issued shall not be registered under the Securities Act of 1933, as amended (the "Securities Act").

          1.4     Pledged Stock.
                  -------------
                  (a) As collateral security for the payment of any Indemnification obligations of the Sole Stockholder pursuant to Section 8, the Sole Stockholder by execution hereof does hereby transfer, pledge and assign to FTI, for the benefit of FTI, a first collateral security interest in 41,500 shares of FTI Common Stock comprising 10% of the Merger Consideration and any and all distributions of any kind and nature on account of or for the benefit thereof, whether by declaration and payment of dividends in cash or in kind, stock splits or other property or assets at any time received, receivable or otherwise distributed or distributable in respect of, or in exchange for any or all thereof, any and all of which shall be immediately delivered to FTI as security pursuant hereto and the certificates and instruments representing or evidencing such shares and rights pursuant thereto (collectively, the "Pledged Stock");

                  (b) Each certificate, if any, evidencing the Pledged Stock, shall be delivered to FTI by the Sole Stockholder or the Trustee, such certificate bearing the restrictive or cautionary legend identifying such securities to be Pledged Stock. The Sole Stockholder shall, at the Closing, deliver to FTI, for each such certificate, a stock power duly endorsed in blank.

                  (c) The Sole Stockholder shall be entitled to retain cash proceeds from, and exercise any voting powers incident to, the Pledged Stock so long as no default and no right of Indemnification arises under this Agreement or any transaction contemplated hereby.

                  (d) The Pledged Stock shall constitute security for and shall be available to satisfy any Indemnification obligations of the Sole Stockholder pursuant to Section 8 until the date which shall occur at the earlier of (i) the First Anniversary of the Effective Time, or (ii) at the completion of the first independent audit of financial statements containing combined operations of FTI and the Company (the "First Audit"). Promptly following the Release Date, FTI shall return or cause to be returned to the Sole Stockholder the Pledged Stock, less any Pledged Stock having an aggregate value equal to the amount of any Indemnification obligations of the Sole Stockholder pursuant to Section 8. For purposes of the preceding sentence, the value of FTI Common Stock held as Pledged Stock shall be the average daily closing sale price of FTI Common Stock on The Nasdaq Stock Market for the five trading days immediately prior to the date on which the amount for which FTI shall have been indemnified has been finally determined.

                  (e) The Sole Stockholder agrees that it shall execute such other agreements, including security, pledge or assignment agreements and financing statements as FTI shall reasonably require to carry out and perfect its collateral and security interests in the Pledged Stock.

          1.5     Exchange of Certificates.
                  ------------------------
                  (a) FTI to Provide Common Stock. In exchange for the outstanding shares of capital stock of the Company, and subject to Section 1.4, FTI shall cause to be delivered and paid to the Sole Stockholder the Merger Consideration (subject to the security interest described in Section 1.4 of this Agreement).

                  (b) Certificate Delivery Requirements. At or prior to the Effective Time, the Sole Stockholder or the Trustee, as the case may be, shall deliver to FTI the certificates representing the Company Common Stock (the "Company Stock Certificates"), duly endorsed in blank by the Sole Stockholder, or accompanied by blank stock powers duly executed by the Sole Stockholder, and, in each case, with signatures guaranteed by a national bank or member firm of the New York Stock Exchange, and with all necessary transfer tax and other revenue stamps, acquired at the Sole Stockholder's expense, affixed and canceled, and FTI shall deliver to the Trustee certificates representing the Merger Consideration (the "FTI Certificates") for the benefit of the Sole Stockholder in accordance with this Agreement. Prior to delivery of any Company Stock Certificates, the Sole Stockholder shall have cured any deficiencies with respect to the endorsement of such certificates or other documents of conveyance with respect to the stock powers accompanying such certificates. At the Effective Time, the Company Stock Certificates surrendered shall forthwith be canceled. Until surrendered as contemplated by this

Section 1.5(b), each Company Stock Certificate after the Effective Time shall represent only the right to receive upon such surrender an FTI Certificate representing the number of whole shares of FTI Common Stock issuable to such Sole Stockholder at the Effective Time as provided by this Section l and the applicable provisions of the State Corporation Laws.

                  (c) No Further Ownership Rights in Capital Stock of the Company. All FTI Common Stock (including FTI Common Stock delivered pursuant to
Section 1.4(b) but withheld) issued or issuable upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and following the Effective Time, the holders of any Company Stock Certificates shall have no further rights to, or ownership in, such Company Common Stock. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving
Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, a Company Stock Certificate is presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.5. In no event shall FTI be obligated to issue shares of FTI Common Stock in excess of the aggregate Merger Consideration.

                  (d) Lost, Stolen or Destroyed Certificates. If any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder thereof claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by FTI, the posting by such holder of a bond, in such reasonable amount as FTI may direct, as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, FTI shall issue in exchange for such lost, stolen or destroyed Company Stock Certificate shares of FTI Common Stock.

          1.6     Trustee
                  -------
                  (a) The Sole Stockholder of the Company Shares, by signing this Agreement, designates and appoints the Trustee, to be the Sole Stockholder's attorney-in-fact for purposes of the transactions contemplated by this Agreement. The Sole Stockholder shall be bound by any and all actions taken by the Trustee on its behalf.

                  (b) FTI shall be entitled to rely upon any communication or writings given or executed by the Trustee. All notices to be sent to the Sole Stockholder pursuant to this Agreement may be addressed to the Trustee and any notice so sent shall be deemed notice to the Sole Stockholder. The Sole Stockholder hereby consents and agrees that the Trustee is authorized to accept notice on behalf of the Sole Stockholder.

                  (c) The Trustee is hereby appointed and constituted the true and lawful attorney-in-fact of the Sole Stockholder, with full power in his or her name and on his or her behalf to act according to the terms of this Agreement in the absolute discretion of the Trustee;

and in general to do all things and to perform all acts including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement. This power of attorney and all authority hereby conferred is granted subject to the interest of the Sole Stockholder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of the Sole Stockholder, by operation of law or other event.

          1.7 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used in this Agreement shall be interpreted, and all financial statements and certificates and eports as to financial matters required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principals ("GAAP") consistently applied


2.        CLOSING

          2.1 Location and Date. The consummation of the Merger and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wilmer, Cutler & Pickering on September 30, 1996, providing that all conditions to Closing shall have been satisfied or waived, or at such other time, date or place as FTI, the Company and the Sole Stockholder may mutually agree, which date shall be referred to as the "Closing Date."

          2.2 Effective Time . On the Closing Date, the article(s) of merger, certificate(s) of merger, and other required documents executed in accordance with the State Corporation Laws (the "Merger Documents"), together with any required qualifications to do business or certificates of authority and such other documents or instruments shall be filed as required under applicable state law to effect and consummate the Merger. The Merger shall become effective upon the later of (i) the last of the filings made and accepted pursuant to the State Corporation Laws or (ii) such date and time as may be specified in such filings (the "Effective Time").


3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SOLE
          STOCKHOLDER

          To induce FTI to enter into this Agreement and consummate the transactions contemplated hereby, each of the Company and the Sole Stockholder, jointly and severally, represents and warrants to FTI as follows:

          3.1 Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities, has the requisite power and authority to own, lease and operate its properties and to carry on its business in the places and in the manner as now conducted and is duly qualified to do business as a foreign entity, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where the failure to be so authorized or qualified would not individually or in the aggregate have a Company Material Adverse Effect (as hereafter defined) on the Company). Schedule 3.l hereto contains a list of all jurisdictions in which the Company is authorized or qualified to do business. The Company has delivered to FTI true, complete and correct copies of the Articles of Incorporation and Bylaws of the Company (collectively, the "Charter Documents"). The minute books of the Company have been made available to FTI (and shall be delivered to FTI at Closing) and are correct and complete in all material respects.

           For purposes of this Section 3, the term "Company Material Adverse Effect" means any result or consequence that would materially adversely affect the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries, if any (taken as a whole), or the aggregate value of its assets or would materially impair the ability of the Company and its subsidiaries, if any (taken as a whole), to own, hold, develop and operate their assets, or would impair the Company's or the Sole Stockholder's ability to perform its respective obligations hereunder or consummate the transactions contemplated hereby.

          3.2 Authorization; Validity. The Company has the requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the transactions contemplated hereby. The Sole Stockholder has the full legal right and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and the Sole Stockholder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Sole Stockholder and no other proceedings of the Sole Stockholder are necessary to authorize the execution and delivery of this Agreement or the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of the Company and the Sole Stockholder, enforceable against the Company and the Sole Stockholder in accordance with its terms.

          3.3 No Conflicts. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not (a) conflict with, or result in a breach or violation of any of the Charter Documents; (b) conflict with, or result in a breach of violation of any of the trust documents or other organizational documents of the Sole Stockholder, (c) other than such as would not, individually or in the aggregate, have a Company Material Adverse Effect, conflict with, or result in a default or violation of (or would constitute a default but for any requirement of notice or lapse of time or both), under any contract, document, agreement, mortgage, lease, note or other instrument to which the Company or the Sole Stockholder is a party or by which the Company or the Sole Stockholder is bound, or result in the creation or imposition of any lien, charge or encumbrance on any of the Company's or the Sole Stockholder's properties or the Company Common Stock, pursuant to (i) any law or regulation to which the Company or the Sole Stockholder or any of their respective property is subject, or (ii) any judgment, order or decree to which the Company or the Sole Stockholder is bound or any of their respective property is subject; (d) result in termination or any impairment of any permit, license, franchise, contractual right or other authorization of the Company; or (e) violate any law, order, judgment, rule, regulation, decree or ordinance to which the Company or the Sole Stockholder is subject or by which the Company or the Sole Stockholder is bound or to which its property is subject.

          3.4 Capital Structure of the Company. The authorized capital stock of the Company consists of 15,000,000 shares of common stock, no par value, of which 7,100,000 shares are issued and outstanding. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the Sole Stockholder free and clear of all Liens (defined below). All of the issued and outstanding shares of the capital stock of the Company have been offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares was issued in violation of any preemptive rights. There are no voting agreements or voting trusts with respect to any of the outstanding shares of the capital stock of the Company. "Lien" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer (other than restrictions imposed by federal and state securities laws), or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets, any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction). There is no Sole Stockholder agreement, voting trust or other agreement or understanding to which the Company or the Sole Stockholder is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company.

          3.5 Transactions in Securities; Accounting Treatment. Except as set forth in Section 3.4, there are outstanding, (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any other person convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of the Company, and (iii) no options, warrants, calls, subscription rights or other rights (including preemptive rights) or other contracts, commitments or understandings of any kind or of any character, written or oral, to which the Company or the Sole Stockholder is a party that may obligate the Company to issue, sell or otherwise make outstanding any shares of capital stock (or securities convertible into or exchangeable or exercisable for shares of capital stock of the Company) or which obligate the Company to grant, extend or enter into any such subscription, option, warrant, call, right, commitment, understanding or agreement. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire or register any of its securities or any interests therein or to pay any dividend or make any distribution in respect thereof. As a result of the Merger, FTI will be the record and beneficial owner of all outstanding capital stock of the Company and rights to acquire capital stock of the Company.

          3.6 No Bonus Shares. None of the shares of Company capital stock was issued pursuant to awards, grants or bonuses.

          3.7 Subsidiaries. Except as set forth on Schedule 3.7, the Company has no subsidiaries and does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

          3.8 Complete Copies of Materials. The Company and the Sole Stockholder have delivered to FTI true and complete copies of each agreement, contract, commitment or other document (or summaries of same) that is referred to in the Company's Schedules attached hereto and incorporated by reference herein, or that has been requested by FTI or its counsel, accountants or agents.

          3.9 Financial Statements. Schedule 3.9 includes (a) true, complete and correct copies of the Company's audited Balance Sheet as of March 31, 1996 (the end of its most recent completed fiscal year), and Income Statement for the year ended March 31, 1996 (collectively, the "Audited Financials") and (b) true, complete and correct copies of the Company's unaudited Balance Sheet (the
"Interim Balance Sheet") as of June 30, 1996 (the "Balance Sheet Date") and Income Statement, for the 3-month period then ended (collectively, the "Interim Financials," and together with the Audited Financials, the "Company Financial Statements"). Except as noted on the auditors' report accompanying the Audited Financials, the Company Financial Statements have been prepared in accordance with GAAP consistently applied, subject, in the case of the Interim Financials
(i) to normal year-end audit adjustments, which individually or in the aggregate will not be material, (ii) the exceptions stated on Schedule 3.9, and (iii) to the omission of footnote information. Each unaudited Balance Sheet included in the Company Financial Statements presents fairly the consolidated financial condition of the Company as of the date indicated thereon, and each of the Income Statements, included in the Company Financial Statements as well as the audited Income Statement, for the year ended March 31, 1996, and the audited Income Statement for the 3-months ended June 30, 1996, which are included in
Schedule 3.9, presents fairly the results of its consolidated operations for the periods indicated thereon. Since the dates of the Company Financial Statements, there have been no material changes in the Company's accounting policies other than as requested by FTI to conform the Company's accounting policies to GAAP.

          3.10    Liabilities and Obligations.

                  (a) The Company is not liable for or subject to any liabilities except for: (i) those liabilities reflected on the Interim Balance Sheet and not previously paid or discharged; (ii) those liabilities arising in the ordinary course of its business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because of the term or amount involved or otherwise; and (iii) those liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, which liabilities are not, individually or in the aggregate, material.

                  (b) For purposes of this Section 3.10, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmatured or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured. Schedule 3.10 contains a list of all indebtedness of the Company.

                  (c) The Company has delivered to FTI, in the case of those liabilities which are not fixed or contested, a reasonable estimate of the maximum amount that may be payable.

                  (d) The Company has no plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business, to which management of the Company has made any material expenditure in the two-year period prior to the date of this Agreement, which if pursued by the Company would require additional material expenditures of capital.

          3.11 Accounts and Notes Receivable. The Sole Stockholder has delivered to FTI an true, accurate and complete list, as of a date not more than two business days prior to the date hereof, of the accounts and notes receivable of the Company (including without limitation receivables from and advances to employees and the Sole Stockholder), which includes an aging of all accounts and notes receivable showing amounts due in 30-day aging categories. On the Closing Date, the Sole Stockholder will deliver to FTI a true, accurate and complete list, as of a date not more than two (2) business days prior to the Closing Date, of the accounts and notes receivable of the Company, which includes an aging of all accounts and notes receivable showing amounts due in 30-day aging categories. All accounts receivable of the Company that are reflected on its books and records as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of any respective reserves shown on the Company's books and records as of the Closing Date (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within one hundred twenty (120) days after the day on which it first becomes due and payable. All notes receivable either have been or will be collected in full in accordance with their respective terms. There is no contest, claim, or right of set-off, other than rebates and returns in the ordinary course of business, under any contract with any maker of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

          3.12 Permits. The Company owns or holds all licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles (including without limitation motor vehicle titles and current registrations), fuel permits, licenses and franchises, the absence of any of which, individually or in the aggregate, could have a Company Material Adverse Effect (the "Material Permits"). The Material Permits are valid, and the Company has not received any notice that any governmental authority intends to modify, cancel, terminate or not renew any Material Permit. No present or former Sole Stockholder, officer, manager, member or employee of the Company or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Material Permits which the Company owns, holds or uses. The Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Material Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Company Material Adverse Effect. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by any Material Permit.

          3.13    Environmental Matters.
                  ---------------------
                   (a) Hazardous Material. Other than as set forth on Schedule 3.13(a), no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state, local or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies properly and safely maintained (a "Hazardous Material"), are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased. Schedule 3.13(a) identifies all underground and aboveground storage tanks, and the capacity, age, and contents of such tanks, located on property owned or leased by the Company.

                  (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of or released, or exposed its employees or others to, Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material

(collectively, "Company Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental
Permits") necessary for the conduct of the Company's Hazardous Material Activities and other business of the Company as such activities and business are currently being conducted. All Environmental Permits are in full force and effect. The Company (i) is in compliance in all material respects with all terms and conditions of the Environmental Permits and (ii) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the laws of all Governmental Entities relating to pollution or protection of the environment or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. To the best of the Company's knowledge after due inquiry, there are no circumstances that may prevent or interfere with such compliance in the future. Schedule 3.13(c) includes a listing and description of all Environmental Permits currently held by the Company. For purposes of this Agreement, "knowledge" of the Company includes the knowledge of the Sole
Stockholder (including the officers, partners, and directors of the Sole Stockholder that are not natural persons), in addition to persons who, as of the Closing Date, were officers and directors of the Sole Stockholder.

                  (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the best knowledge of the Company, threatened, relating to, arising out of, or concerning, any Environmental Permit, Environmental Law, Hazardous Material or any Company Hazardous Materials Activity. There are no past or present actions, activities, circumstances, conditions, events, or incidents that could involve the Company (or any person or entity whose liability the Company has retained or assumed, either by contract or operation of law) in any environmental litigation, or impose upon the Company (or any person or entity whose liability the Company has retained or assumed, either by contract or operation of law) any material environmental liability including, without limitation, common law tort liability.

                  (e) Environmental Law. Environmental Law means any federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, common law, injunction or other authorization in effect on the date hereof or at a previous time applicable to the Company's operations relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials into the natural environment, including into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; (ii) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Materials; (iii) occupational health and safety; or (d) otherwise relating to the pollution of the environment, solid waste handling, treatment or disposal, or operation or reclamation of oil and gas operations or mines.

          3.14 Real and Personal Property. Schedule 3.14 sets forth an accurate list of all owned and leased real property, all personal property included in "property and equipment" on the Interim Balance Sheet and all other personal property owned or leased by the Company with a current book value in excess of $1,000 both (a) as of the Balance Sheet Date and (b) acquired since the Balance Sheet Date, including in each case true, complete and correct copies of all leases for material equipment and all real properties. All leases set forth on
Schedule 3.14 are in full force and effect and constitute valid and binding agreements of the parties thereto, and the parties are not in breach of any of their respective terms. All fixed assets used by the Company that are material to the operation of its business are either owned by the Company or leased under an agreement listed on Schedule 3.14. The Company has good, marketable and insurable title to the real property owned and used in its business, including without limitation those reflected on Schedule 3.14 hereto, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for, mortgages and liens reflected on Schedules 3.10 and 3.14 as securing liabilities reflected on such Schedules (with respect to which liabilities no default exists).

          3.15    Significant Customers; Material Contracts and Commitments.
                  ---------------------------------------------------------
                  (a) The Sole Stockholder has delivered to FTI a complete and accurate list of all Significant Customers that has been included in Schedule
3.15. For purposes of this Agreement, "Significant Customers" are those customers representing five percent (5%) or more of the Company's revenues for the 12 months ending on the Balance Sheet Date, or who have effected purchases from the Company of $5,000 or more in any of the past four fiscal quarters.

                  (b) Schedule 3.15 contains an accurate list of all contracts, commitments, leases, instruments, agreements, licenses or permits, written or oral, to which the Company is a party or by which it or its properties are bound ("Material Contracts") (including without limitation contracts with Significant Customers, joint venture or partnership agreements, contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) that (i) may give rise to obligations or liabilities exceeding, during the current term thereof, $1,000,
(ii) generate revenues or income exceeding, during the current term thereof, $5,000, or (iii) to which any affiliate of the Company is a party or any officer, director or Sole Stockholder of the Company is a party (collectively, the "Material Contracts") as of the Balance Sheet Date and entered into since the Balance Sheet Date. The Company has delivered to FTI true, complete and correct copies of the Material Contracts.

                  (c) Each Material Contract, is valid and binding on the parties thereto and is in full force and effect and is not subject to any default thereunder by any party. The Company has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Material Contracts that are required in connection with any of the transactions contemplated hereby, or as are required by any governmental agency or other third party or are advisable in order that any such Material Contract remain in effect without modification after the Merger and without giving rise to any right to termination, cancellation or acceleration or loss of any right or benefit ("Company Third Party Consents"). All Company Third Party Consents are listed on Schedule 3.15.

                  (d)  All  loans,   notes  or  credit   arrangements   and  the
outstanding balances thereof and the amounts guaranteed by the Company for the benefit of any person are set forth in Schedule 3.15.

          3.16 Insurance. Schedule 3.16 sets forth an accurate list, as of the Balance Sheet Date, of all insurance policies carried by the Company and all claims, insurance loss runs or workmen's compensation claims received for the past two policy years. The Sole Stockholder has delivered to FTI true, complete and correct copies of all current insurance policies, all of which are in full force and effect. All premiums payable under all such policies have been paid and the Company is otherwise in full compliance with the terms of such policies (or other policies providing substantially similar insurance coverage). Such insurance policies are of the type and in amounts customarily carried by persons conducting businesses similar to that of the Company. To the knowledge of the Company, there have been no threatened terminations of, or material premium increases with respect to, any of such policies. All policies are on an incurred basis.

          3.17 Labor and Employment Matters. With respect to employees of and service providers to the Company, (a) the Company is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours;
(b) all persons classified by the Company as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

          3.18    Employee Benefit Plans.
                  ----------------------
                  (a)      Definitions.

                           (i)   "Benefit   Arrangement"   means   any   benefit
arrangement, obligation, custom, or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is an Employee Benefit Plan, including, without limitation, employment agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or
purchase,   hospitalization,   medical   insurance,   life
insurance,  tuition reimbursement or scholarship programs,  any plans subject to
Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, independent contractors or agents.

                           (ii) "Company Benefit  Arrangement" means any Benefit
Arrangement sponsored or maintained by the Company or with respect to which the Company has or may have any liability (whether actual or contingent, with respect to any of its assets or otherwise), in each case with respect to any present or former directors, employees, independent contractors or agents of the Company as of the Closing Date.

                           (iii) "Company Plan" means any Employee  Benefit Plan
for which the Company is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or any Employee Benefit Plan maintained by the Company or to which the Company is obligated to make payments, in each case with respect to any present or former employees of the Company as of the Closing Date.

                           (iv) "Employee Benefit Plan" has the meaning given in
Section 3(3) of ERISA.

                           (v)  "ERISA"  means the  Employee  Retirement  Income
Security Act of 1974, as amended, and all regulations and rules issued thereunder, or any successor law.

                           (vi)  "ERISA   Affiliate"   means  any  person  that,
together with the Company, would be or was at any time treated as a single employer under Section 414 of the Code and any general partnership of which the Company is or has been a general partner.

                           (vii) "Multiemployer Plan" means any Employee Benefit
Plan described in Section 3(37) of ERISA.

                           (viii)  "Qualified  Plan" means any Employee  Benefit
Plan that meets,  purports to meet, or is intended to meet the  requirements  of
Section 401(a) of the Code.

                           (ix) "Welfare  Plan" means any Employee  Benefit Plan
described in Section 3(1) of ERISA.

                  (b) Schedule  3.19(b) contains a complete and accurate list of
all  Company  Plans  and  Company   Benefit   Arrangements.   Schedule   3.19(b)
specifically identifies all Company Plans (if any) that are Qualified Plans.

                  (c) With respect, as applicable, to Employee Benefit Plans and Benefit Arrangements:

                           (i) true,  correct,  and  complete  copies of all the
following  documents  with  respect to each  Company  Plan and  Company  Benefit
Arrangement, to the extent applicable, have been delivered to FTI: (A) all documents constituting the Company Plans and Company Benefit Arrangements, including but not limited to, trust agreements, insurance policies, service agreements, and formal and informal amendments thereto; (B) the most recent Forms 5500 or 5500C/R and any financial statements attached thereto and those for the prior three years; (C) the last Internal Revenue Service determination letter, the last IRS determination letter that covered the qualification of the entire plan (if different), and the materials submitted by the Company to obtain those letters; (D) the most recent summary plan description; (E) the most recent written descriptions of all non-written agreements relating to any such plan or arrangement, (F) all reports submitted within the four years preceding the date of this Agreement by third-party administrators, actuaries, investment managers, consultants, or other independent contractors; (G) all notices that were given within the three years preceding the date of this Agreement by the IRS, Department of Labor, or any other governmental agency or entity with respect to any plan or arrangement; and (H) employee manuals or handbooks containing personnel or employee relations policies;

                           (ii) The Company's Teklicon, Inc. Profit Sharing Plan
(the "Company Plan") is the only Qualified Plan. The Company has never maintained or contributed to another Qualified Plan. The Company has never maintained and none of its employees participate in any plan qualified under
Section 401(a) of the Code, including without limitation any 401(k) plan;

                           (iii) the Company has never  sponsored or maintained,
had any obligation to sponsor or maintain, or had any liability (whether actual or contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan subject to Section 302 of ERISA or Section 412 of the Code or Title IV of ERISA (including any Multiemployer Plan);

                           (iv)  each  Company  Plan  and each  Company  Benefit
Arrangement has been maintained in accordance with its constituent documents and with all applicable provisions of the Code, ERISA and other laws, including federal and state securities laws;

                           (v)  there are no  pending  claims  or  lawsuits  by,
against, or relating to any Employee Benefit Plans or Benefit Arrangements that are not Company Plans or Company Benefit Arrangements that would, if successful, result in liability of the Company or the Sole Stockholder, and no claims or lawsuits have been asserted, instituted or, to the knowledge of the Company, threatened by, against, or relating to any Company Plan or Company Benefit Arrangement, against the assets of any trust or other funding arrangement under any such Company Plan, by or against the Company with respect to any Company Plan or Company Benefit Arrangement, or by or against the plan administrator or any fiduciary of any Company Plan or Company Benefit Arrangement, and the Company does not have knowledge of any fact that could form the basis for any such claim or lawsuit. The Company Plans and Company

Benefit Arrangements are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental agency or entity, and no matters are pending with respect to the Company Plan under the IRS's Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs;

                           (vi) no Company Plan or Company  Benefit  Arrangement
contains any provision or is subject to any law that would prohibit the transactions contemplated by this Agreement or that would give rise to any vesting of benefits, severance, termination, or other payments or liabilities as a result of the transactions contemplated by this Agreement;

                           (vii) with  respect to each Company  Plan,  there has
occurred no non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code) or transaction prohibited by Section 406 of ERISA or breach of any fiduciary duty described in Section 404 of ERISA that would, if successful, result in any liability for the Company or any stockholder, officer, director, or employee of the Company;

                           (viii)   all   reporting,   disclosure,   and  notice
requirements of ERISA and the Code have been fully and completely satisfied with respect to each Company Plan and each Company Benefit Arrangement;

                           (ix) all amendments and actions required to bring the
Company Benefit Plans into conformity with the applicable provisions of ERISA, the Code, and other applicable laws have been made or taken except to the extent such amendments or actions (A) are not required by law to be made or taken until after the Effective Date and (B) are disclosed on Schedule 3.18(c);

                           (x)  payment  has been made of all  amounts  that the
Company is required to pay as contributions to the Company Benefit Plans as of the last day of the most recent fiscal year of each of the plans ended before the date of this Agreement; all benefits accrued under any unfunded Company Plan or Company Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the Balance Sheet Date; and all monies withheld from employee paychecks with respect to Company Plans have been transferred to the appropriate plan within 30 days of such withholding;

                           (xi) the  Company has not  prepaid or  prefunded  any
Welfare Plan through a trust, reserve, premium stabilization, or similar account, nor does it provide benefits through a voluntary employee beneficiary association as defined in Section 501(c)(9);

                           (xii) no statement,  either written or oral, has been
made by the Company to any person with regard to any Company Plan or Company Benefit Arrangement that was not in accordance with the Company Plan or Company Benefit Arrangement and that could have an adverse economic consequence to the Company;

                           (xiii) the Company has no liability  (whether actual,
contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan or Benefit Arrangement that is not a Company Benefit Arrangement or with respect to any Employee Benefit Plan sponsored or maintained (or which has been or should have been sponsored or maintained) by any ERISA Affiliate;

                           (xiv) all group  health  plans of the Company and its
affiliates have been operated in material compliance with the requirements of Sections 4980B (and its predecessor) and 5000 of the Code, and the Company has provided, or will have provided before the Closing Date, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B with respect to any "qualifying event" (as defined therein) occurring before or on the Closing Date;

                           (xv) no employee or former employee of the Company or
beneficiary of any such employee or former employee is, by reason of such employee's or former employee's employment, entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment as described in Statement of Financial Accounting Standards No. 106, other than (i) death or retirement benefits under a Qualified Plan, (ii) deferred compensation benefits accrued as liabilities on the Closing Statement or (iii) continuation coverage mandated under Section 4980B of the Code with respect to employees actively employed by the Company as of the Closing Date.

                  (d) Schedule 3.18(d) hereto contains the most recent quarterly listing of workers' compensation claims and a schedule of workers' compensation claims of Company for the last three fiscal years.

                  (e) Schedule 3.18(e) hereto sets forth an accurate list, as of the date hereof, of all officers, directors, and key employees of the Company and lists all employment agreements with such officers, directors, and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively) of each such person as of
(a) the Balance Sheet Date and (b) the date hereof.

          3.19 Conformity with Law; Litigation. The Company has not violated any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it which would have a Company Material Adverse Effect. Except as set forth on Schedule 3.20, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Company, threatened against or affecting the Company at law or in equity, or before or by any federal, state, municipal court or other governmental department, commission, board, bureau, agency or instrumentality or board of arbitration or mediation having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or against any of its properties or business.

          3.20    Taxes.
                  ------
                  (a)      Except as set forth on Schedule 3.20:

                           (i) The Company has timely filed all Tax Returns that
it was required to file, and all such Tax Returns are true, correct and complete in all respects. True and complete copies of federal and state income tax returns for the years ended 1993 through 1995 have been made available to FTI.

                           (ii) The Company has not  requested  any extension of
time within which to file any Tax Return and not yet filed such Tax Return.

                           (iii) The Company has paid in full on a timely  basis
(or there has been paid on its behalf) all Taxes owed, whether or not shown on any Tax Return. The Company is not delinquent in the payment of any Tax.

                           (iv) There are no  outstanding  agreements or waivers
that extend the statute of limitations relating to the payment of Taxes by or on behalf of the Company.

                           (v)  There  are  no  ongoing  or  threatened  audits,
examinations or claims against the Company for Taxes for any period or periods and no notice of any audit, examination or claim for Taxes, whether pending or threatened, has been received.

                           (vi) The  Company  has not  received  any  notice  of
deficiency or assessment with respect to Taxes from any taxing authority which has not been fully paid or finally settled. The Company has made available to FTI true and complete copies of all examination reports and statements of deficiencies assessed against or agreed to by the Company.

                           (vii) The charges, accruals and reserves for Taxes on
the Interim Balance Sheet are sufficient for the payment of all Taxes, whenever determined, for all taxable periods or portions thereof ended on or before the Balance Sheet Date, and such charges, accruals and reserves, as adjusted through the Effective Time in accordance with the past custom and practice of the Company, will be sufficient for the payment of all Taxes, whenever determined, for all taxable periods or portions thereof ended on or before the Effective Time.

                           (viii) The Company has a taxable  year ended on March
31 in each year commencing April 1.

                           (ix) The Company  currently  utilizes the cash method
of  accounting  for
income tax purposes and such method of accounting has not changed in the past five years. The Company has not agreed to and is not required to make any adjustment under Code section 481(a) by reason of a change in accounting methods.

                           (x) The Company has withheld  all monies  required to
have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, Sole Stockholder or other third party. The Company has either timely paid such withheld amounts to the proper governmental authority or set aside such withheld amounts in accounts for such purposes on the Company Financial Statements.

                           (xi) There are (and as of  immediately  following the
Effective Time there will be) no Liens on the assets of the Company relating to or attributable to Taxes, except Liens for Taxes not yet due. Neither the Company nor the Sole Stockholder has any knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or otherwise have an adverse effect on the Company.

                           (xii) The  Company  is not a party to a tax  sharing,
tax indemnity or allocation agreement nor does the Company owe any amount under any such agreement.

                           (xiii)  The  Company's  tax basis in its  assets  for
purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

                           (xiv) None of the Company's assets is treated as "tax
exempt use property" within the meaning of Section 168(h) of the Code.

                           (xv) As of the Effective Time,  there will not be any
contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

                           (xvi) The  Company  has not filed any  consent  under
Code Section 341(f) concerning collapsible corporations.

                           (xvii) The  Company  is not,  and has not been at any
time, a "United States real property holding  corporation" within the meaning of
Section 897(c)(2) of the Code.

                           (xviii)  The  Company  has not  been a  member  of an
affiliated group filing a consolidated federal income Tax Return and does not have any liability for the Taxes of any person under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract, or otherwise.

                  (b)      For purposes of this Agreement:

                           (i)  Tax  or  Taxes   means,   with  respect  to  any
individual or entity, (a) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, asset, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, environmental, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such individual or entity; and (b) any liability for the payment of any amount of the type described in the immediately preceding clause (a) as a result of being a successor or transferee of another entity or a member of a consolidated, affiliated or combined group, by contract, or otherwise.

                           (ii) Tax Return means any return, statement,  report,
declaration, claim for refund or form (including estimated tax returns and reports and information returns and reports) with respect to Taxes that may be required to be filed with any federal, state, local, foreign, or other taxing authority, including any schedule or attachment thereto.

          3.21    Government Contracts.
                  --------------------

                  (a) Except as set forth on Schedule 3.21, the Company is not a party to any governmental contracts.

                  (b) The Company has not been suspended or debarred from bidding on contracts or subcontracts for any agency or instrumentality of the United States Government, nor, to the knowledge of the Company, has any suspension or debarment action been threatened or commenced. There is no valid basis for the Company's suspension or debarment from bidding on contracts or subcontracts for any agency of the United States Government.

          3.22 Absence of Changes. Except as set forth on Schedule 3.22, as of September 20, 1996 there has not been:

                  (a)      any Company Material Adverse Effect;

                  (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company;

                  (c) any change in the authorized capital of the Company or in its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

                  (d) any declaration or payment of any dividend or distribution in respect of the capital stock, or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

                  (e) any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by the Company to any of its officers directors, the Sole Stockholder, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

                  (f) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company to any person, including without limitation the Sole Stockholder or its affiliates;

                  (g) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of the Sole Stockholder or any affiliate thereof;

                  (h) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of the Company;

The Company will provide prompt notification to FTI in writing of any changes described in the foregoing (a)-(h) that occur subsequent to September 20, 1996.

          3.23 Bank Accounts; Powers of Attorney. Schedule 3.23 sets forth an accurate list as of the date of this Agreement, of all bank accounts, safe deposit boxes and lock boxes, the locations thereof, account numbers therefor, and amounts therein, of the Company, including the name of each person authorized to draw thereon or have access thereto.

          3.24 Disclosure. All written agreements, lists, schedules, instruments, exhibits, documents, certificates, reports, statements and other writings furnished to FTI pursuant hereto or in connection with this Agreement or the transactions contemplated hereby, are and will be complete and accurate in all material respects. No representation or warranty by the Sole Stockholder contained in this Agreement, in the Schedules or Exhibits attached hereto or in any certificate furnished or to be furnished by the Sole Stockholder or the Company to FTI in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact known to the Company or the Sole Stockholder that has specific application to the Sole Stockholder or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as the Company or the Sole Stockholder can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or any Schedule hereto.

          3.25 Sole Stockholder Sophistication. The Sole Stockholder (a) has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the shares of FTI Common Stock, (b) fully understands the nature, scope, and duration of the limitations on transfer contained herein and under applicable law, and (c) can bear the economic risk of any investment in the shares of FTI Common Stock and can afford a complete loss of such investment. The Sole Stockholder has had an adequate opportunity to ask questions and receive answers (and has asked such questions and received answers to its satisfaction) from the officers of FTI concerning the business, operations and financial condition of FTI. The Sole Stockholder has not had any contract, undertaking, agreement or arrangement, written or oral, with any other person to sell, transfer or grant participation in any shares of FTI Common Stock to be acquired by the Sole Stockholder in the Merger.

          3.26    Intellectual Property.
                  ---------------------
                  (a) The Company owns or possesses adequate, enforceable and transferable long-term licenses or other rights to use, without payment, all copyrights, patents, trade names, trade secrets, trademarks, franchises and similar rights now used or employed in the Company's business (the "Intellectual Property"), and such rights will not cease to be valid rights of the Company by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                  (b) Schedule 3.26 lists all of the Intellectual Property of the Company. Schedule 3.26 also sets forth: (i) for each patent, the number, normal expiration date and subject matter for each country in which such patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country; (ii) for each trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a trademark has been registered; and (iii) for each copyright, the number and date of filing for each country in which a copyright has been filed. The Intellectual Property listed in Schedule 3.26 is all such property used by the Company in connection with its business. True and correct copies of all patents (including all pending applications) owned, controlled, created or used by or on behalf of the Company have been provided to FTI. All pending patent applications have been duly filed.

                  (c) The Company has no obligations to compensate any person for the use of any Intellectual Property nor has the Company granted to any person any license, option or other rights to use in any manner any of its Intellectual Property, whether requiring the payment of royalties or not.

                  (d) The Company has not received any notice of  invalidity  or infringement of any rights of others with respect to the Intellectual Property. No person has notified the Company that it is claiming any ownership of or right to use such Intellectual Property. No person, to the knowledge of the Company, is infringing upon any such Intellectual Property in any way. The use of the Intellectual Property by the Company does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Intellectual Property, and no action has been instituted against or notices received by the Company that are presently outstanding alleging that the use of the Intellectual Property infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property.

          3.27 Predecessor Status; Etc. Schedule 3.27 sets forth a listing of all names of all predecessor companies of the Company, including without limitation the names of any entities from whom the Company has acquired material assets. The Company has not at any time been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

          3.28 Continuity of Business Enterprise. The Company operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treas. Reg. ss. 1.368-1(d).

          3.29 Continuity of Interest. The Sole Stockholder has no present plan or intention to sell, exchange, or otherwise dispose of any shares of FTI Common Stock received in the Merger.

          3.30 Spin-off by the Company. There has not been any sale or spin-off of material assets of either the Company, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company or the Sole Stockholder (respectively, an "Affiliate") within the two years prior to the date of this Agreement.

          3.31 Books and Records. The Company has made and kept (and given or will give FTI access to) books and records and accounts, which in reasonable detail, accurately and fairly reflect the activities of the Company. The Company has not engaged in any transaction, maintained any transactions, bank account or used any corporate funds except for funds which have been and are reflected in its normally maintained books and records.

          3.32 Accredited Sole Stockholder; Investment Intent. (a) The Sole Stockholder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

                  (b) The Company and the Sole Stockholder acknowledge and agree that the shares of FTI Common Stock to be delivered to the Sole Stockholder pursuant to this Agreement are not being registered, for purposes of the transactions hereunder, under the Securities Act, and the shares are being delivered without registration in reliance upon an exemption from the registration requirements of the Securities Act and applicable state securities or "blue sky" laws. The Sole Stockholder acknowledges and agrees that it is acquiring the FTI Common Stock hereunder only for the Sole Stockholder's own account for investment and not with any intention of making, or with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act. The Company and the Sole Stockholder acknowledge and agree that the offer and sale of FTI Common Stock has not been made by means of general solicitation or advertising.

          In addition, in connection with the foregoing, the Sole Stockholder hereby further represents and warrants that:

                  (i) the Sole Stockholder has reviewed, discussed and evaluated the information delivered under Section 4 and has had the opportunity to ask questions of, and receive answers from, executive officers of FTI concerning FTI and its business and prospects as well as the terms and conditions of this Agreement and to obtain any additional information that the Sole Stockholder considers necessary or advisable;

                  (ii) the Sole Stockholder understands, acknowledges and agrees that it must bear the economic risks of the investment in FTI Common Stock for an indefinite period of time because such stock has not been registered under the Securities Act or any applicable state securities or "blue sky" laws and, therefore, may not be sold until such stock subsequently is registered under the Securities Act or applicable state securities or "blue sky" laws or an exemption from registration is available; and

                  (iii) the Sole Stockholder acknowledges and agrees that it has sufficient knowledge and experience in financial and business matters to enable the Sole Stockholder to evaluate the merits and the risks of the acquisition of the FTI Common Stock contemplated by this Agreement and its prospective investment in FTI.

          3.33 Legends. It is understood and agreed that, to implement the requirements of the Securities Act and evidence the restrictions upon transfer contained in this Agreement, FTI will cause such legends to be conspicuously noted on the certificates representing the FTI Common Stock deliverable hereunder, and that FTI will issue stop transfer instructions to its transfer agent, to the effect that such stock has not been registered under the Securities Act or applicable state securities or "blue sky" laws and that no transfer may take place except after delivery of an opinion of counsel satisfactory to FTI to the effect that registration thereof for the purpose of transfer is not required under the Securities Act and applicable state securities or "blue sky" laws or that the stock proposed to be transferred has been registered thereunder.

          3.34 Transfer Limitation The Sole Stockholder and the Trustee on behalf of the Sole Stockholder are prohibited from selling stock during the period beginning 30 days before the closing of the transaction and ending after the publication of financial results that reflect at least 30 days of combined operations.

4.        REPRESENTATIONS OF FTI AND NEWCO

          To induce the Company and the Sole Stockholder to enter into this Agreement and consummate the transactions contemplated hereby, each of FTI and Newco represents and warrants to the Company and the Sole Stockholder as follows:

          4.1 Due Organization. Each of FTI and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities, has the requisite power and authority to own, lease and operate its properties and to carry on its business in the places and in the manner as now conducted and is duly qualified to do business as a foreign entity, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except for where the failure to be so authorized or qualified would not have an FTI Material Adverse Effect) of FTI and its subsidiaries, taken as a whole. Copies of the Certificate of Incorporation and the Bylaws, each as amended to the date of Closing, of FTI and Newco (collectively, the "FTI Charter Documents") shall be, prior to the Closing Date, delivered to the Company.

           For purposes of this Section 4, the term "FTI Material Adverse Effect" means any result or consequence that would materially adversely affect the condition (financial or otherwise), results of operations or business of FTI and its subsidiaries, if any (taken as a whole), or the aggregate value of its assets or would materially impair the ability of FTI and its subsidiaries, if any (taken as a whole), to own, hold, develop and operate their assets, or would impair FTI's ability to perform its respective obligations hereunder or consummate the transactions contemplated hereby.

          4.2 FTI Common Stock. The FTI Common Stock to be delivered pursuant to this Agreement to the Sole Stockholder at the Closing Date will be duly authorized, validly issued shares of Common Stock of FTI, fully paid and nonassessable.

          4.3 Authorization; Validity of Obligations. FTI and Newco each has the requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of FTI and Newco, and no other corporate proceedings on the part of FTI and Newco are necessary to authorize the execution and delivery of this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FTI and Newco. This Agreement is a legal, valid and binding obligation FTI and Newco, enforceable against FTI and Newco in accordance with its terms.

          4.4 No Conflicts. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not (a) conflict with, or result in a breach or violation of any of the FTI Charter Documents;

(b) other than such as would not, individually or in the aggregate, have a FTI Material Adverse Effect, conflict with, or result in a default or violation of (or would constitute a default but for any requirement of notice or lapse of time or both), under any contract, document, agreement, mortgage, lease, note or other instrument to which FTI or Newco is a party or by which FTI or Newco is bound, or result in the creation or imposition of any lien, charge or encumbrance on any of FTI's or Newco's properties or the FTI Common Stock, pursuant to (i) any law or regulation to which FTI or Newco or any of their respective property is subject, or (ii) any judgment, order or decree to which FTI or Newco is bound or any of their respective property is subject; (c) result in termination or any impairment of any permit, license, franchise, contractual right or other authorization of FTI or Newco; or (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which FTI or Newco is subject or by which FTI or Newco is bound or to which its property is subject.

          4.5     Capital Structure of FTI and Newco.
                  ----------------------------------
          (a) The authorized capital stock of FTI consists of 16,000,000 shares of Common Stock, $.01 par value, of which 4,091,912 shares are issued and outstanding and 4,000,000 shares of preferred stock, $.01 par value, of which no shares are issued and outstanding. All of the issued and outstanding shares of the capital stock of the FTI have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by its stockholders. All of the issued and outstanding shares of the capital stock of the FTI have been offered, issued, sold and delivered by FTI in compliance with all applicable state and federal laws concerning the issuance of securities or available exemptions therefrom. Further, none of such shares was issued in violation of any preemptive rights. There are no voting agreements or voting trusts with respect to any of the outstanding shares of the capital stock of the FTI. There is no stockholder agreement, voting trust or other agreement or understanding to which FTI is a party or by which it is bound relating to the voting of any shares of the capital stock of FTI.

          (b) The authorized capital stock of Newco consists of 1,000 shares of Common Stock, $.01 par value, of which 100 shares are issued and outstanding. All of the issued and outstanding shares of Newco are owned beneficially, and of record, by FTI. All of the issued and outstanding shares of the capital stock of Newco have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by its stockholders free and clear of all Liens (as defined hereafter). All of the issued and outstanding shares of the capital stock of Newco have been offered, issued, sold and delivered by Newco in compliance with all applicable state and federal laws concerning the issuance of securities or available exemptions therefrom. Further, none of such shares was issued in violation of any preemptive rights. There are no voting agreements or voting trusts with respect to any of the outstanding shares of the capital stock of Newco. "Lien" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer (other than restrictions imposed by federal and state securities laws), or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets, any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction). There is no stockholder agreement, voting trust or other agreement or understanding to which Newco is a party or by which it is bound relating to the voting of any shares of the capital stock of Newco.


5.        COVENANTS

          5.1 Access to Information. Between the date of this Agreement and the Closing Date, the Company, and the Sole Stockholder will cause the Company, to afford to the officers and authorized representatives of FTI access to (i) all of the sites, properties, books and records of the Company and (ii) such additional financial and operating data and other information as to the business and properties of the Company as FTI may from time to time reasonably request, including without limitation, access upon reasonable request to the Company's employees, customers, vendors, suppliers and creditors for due diligence inquiry. The Sole Stockholder and the Company will cooperate with FTI, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with this Agreement. No information or knowledge obtained in any investigation pursuant to this Section
5.1 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

          5.2 Conduct of Business Pending Closing. Between the date hereof and the Closing Date, the Company will, and the Sole Stockholder (except as requested or agreed by FTI) will cause the Company to:

                  (a) carry on its business in the ordinary course in substantially the same manner as it has heretofore been operated and not introduce any material new service, product, management, operation or accounting;

                  (b) maintain its properties and facilities, including those held under leases, in good working order and condition as at present, ordinary wear and tear excepted;

                  (c) perform all of its obligations under agreements relating to or affecting its respective products, services, assets, properties or rights;

                  (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

                  (e) use all commercially reasonable efforts to maintain and preserve its business organization intact, retain its present officers and key employees and maintain its relationships with suppliers, vendors, customers, clients, creditors and others having business relations with it;

                  (f) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

                  (g) maintain present debt and lease instruments and levels and not enter into new or amended debt or lease instruments or materially increase debt or borrowings; and

                  (h) maintain present salaries and commission levels for all officers, directors, employees, agents, representatives and independent contractors, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice.

          5.3 Prohibited Activities. Between the date hereof and the Closing Date, the Company will not, and the Sole Stockholder, without the prior written consent of FTI, will not cause the Company to:

                  (a) make any change in the Company Charter Documents, or authorize or propose the same;

                  (b) issue, deliver or sell, authorize or propose the issuance, delivery or sale of any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind, or authorize or propose any change in its equity capitalization, or issue or authorize the issuance of any debt securities;

                  (c) declare or pay any dividend, or make any distribution (whether in cash, stock or property) in respect of its securities whether now or hereafter outstanding, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase, redeem or otherwise acquire or retire for value any of its securities;

                  (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, or guarantee any indebtedness, except in the ordinary course of business and consistent with past practice in an amount in excess of $5,000, including contracts to provide services to customers or clients;

                  (e) increase the compensation payable or to become payable to any officer, director, employee, agent, representative or independent contractor; make any bonus or management fee payment to any such person; make any loans or advances; adopt or amend any Company Plan or Company Benefit Arrangement; or grant any severance or termination pay;

                  (f) create or assume any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired;

                  (g) sell, assign, lease, pledge or otherwise transfer or dispose of any assets, property or equipment except in the ordinary course of business consistent with past practice;

                  (h) acquire or negotiate for the acquisition of (by merger, consolidation, purchase of a substantial portion of assets or otherwise) any business or the start-up of any new business, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the Company;

                  (i) merge or consolidate or agree to merge or consolidate with or into any other corporation;

                  (j) waive any material rights or claims of the Company, provided that the Company may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

                  (k) commit a breach of, default under or waive,  amend, modify
or  terminate,   any  material   contract,   instrument,   credit  or  borrowing
arrangement, note, agreement, permit, license or other right;

                  (l) enter into any other transaction (i) that is not negotiated at arm's length with a third party not affiliated with the Company or any officer, director or Sole Stockholder of the Company, (ii) outside the ordinary course of business consistent with past practice or (iii) prohibited hereunder;

                  (m) commence a lawsuit other than for routine collection of debts;

                  (n) revalue any of its assets, including without limitation, write down the value of inventory or write off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

                  (o) make any tax election other than in the ordinary course of business and consistent with past practice, change any tax election, adopt any tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, file any tax return (other than any estimated tax returns, payroll tax returns or sale tax returns) or any amendment to a tax return, enter into any closing agreement, settle any tax claim or assessment, or consent to any tax claim or assessment, without the prior written consent of FTI; or

                  (p) take, or agree (in writing or otherwise) to take, any of the actions described in Sections 5.3(a) through (o) above, or any action which would make any of the representations and warranties of the Sole Stockholder contained in this Agreement untrue or result in any of the conditions set forth in Sections 6 and 7 not being satisfied.

          5.4 Exclusivity. None of the Sole Stockholder, the Company, or any agent, officer, director or any representative of the Sole Stockholder or the Company will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, directly or indirectly solicit, encourage or initiate the submission of proposals or offers from any person for, or participate in any discussions pertaining to, or furnish any information to any person other than FTI relating to, any possible transaction involving the acquisition of the Company Common Stock, the acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation or business combination of the Company. In addition to the foregoing, if the Company or the Sole Stockholder receives any unsolicited offer or proposal, or has actual knowledge of any unsolicited offer or proposal, relating to any of the above, the Company or such Sole Stockholder shall immediately notify FTI thereof, including the identity of the party making such offer or proposal and the specific terms of such offer or proposal.

          5.5 Notification of Certain Matters. Each party hereto shall give prompt notice to the other parties hereto of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of it contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder. The delivery of any notice pursuant to this Section 5.5 shall not, without the express written consent of the other parties be deemed to (x) modify the representations or warranties hereunder of the party delivering such notice, (y) modify the conditions set forth in Sections 6 and 7, or (z) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          5.6 Cooperation in Obtaining Required Consents and Approvals. Each party hereto shall cooperate in obtaining all consents and approvals required by
Section 6.5 (which shall nonetheless continue to be the responsibility of the Sole Stockholder and the Company), including without limitation Company Third Party Consents set forth on Schedule 3.15(d), and Section 7.4 (which shall nonetheless continue to be the responsibility of FTI), including without limitation FTI Third Party Consents.

          5.7 Affiliate Agreements. The Sole Stockholder and the beneficiaries thereunder (collectively the "Trust Beneficiaries") are the only persons who are, in the reasonable judgment of the Sole Stockholder and the Trustee and the Company, affiliates (each such person an "Affiliate") of the Company within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145"). FTI shall be entitled to place appropriate legends on the certificates evidencing any FTI Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for FTI Common Stock, consistent with the terms of this Agreement.

          5.8 Cooperation in Tax Matters. After the Closing Date, FTI and the Company, on the one hand, and the Sole Stockholder, on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to the liability for Taxes of the Company for all periods prior to or including the Closing Date and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

          5.9 Pooling Accounting. FTI, the Sole Stockholder and the Company shall each use commercially reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of FTI, the Sole Stockholder and the Company shall use commercially reasonable efforts to cause its affiliates not to take any action that would adversely affect the ability of FTI to account for the business combination to be effected by the Merger to be accounted for as a pooling of interests.

          5.10 Pooling Letter. FTI will receive at or prior to Closing a verbal confirmation, and within a reasonable time thereafter, a letter, from Ernst & Young LLP, its independent accountants, and from Young, Craig & Co. (the "Company's Accountant"), stating their respective concurrence as to the appropriateness of FTI, Newco and the transactions contemplated by this Agreement all qualifying for pooling of interests accounting treatment in accordance with GAAP.


6.        CONDITIONS PRECEDENT TO OBLIGATIONS OF FTI AND NEWCO

          The obligation of FTI and Newco to effect the Merger is subject to the satisfaction or waiver, at or before the Effective Time, of the following conditions:

          6.1 Representations and Warranties; Performance of Obligations. All of the representations and warranties of the Company and the Sole Stockholder contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Company and the Sole Stockholder on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed on behalf of the Company and by the Sole Stockholder shall have been delivered to FTI.

          6.2 No Litigation. No suit, action or other proceeding against the Company, FTI or Newco, or their respective officers or directors, or the Sole Stockholder, shall be threatened or pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

          6.3 Employment Agreements. Gary J. Summers shall execute an employment agreement with the Company substantially in the form attached as Schedule 6.3(a), which shall provide for a term of five (5) years, an annual salary of $215,000, payment by FTI of the $50,000 annual premium on the John Hancock Variable Life Insurance Company policy on the life of Gary J. Summers or other comparable policy, and such other terms as are mutually acceptable and consistent with FTI's employment practices. In that employment agreement, Gary J. Summers, as a condition to this Agreement, shall agree to a covenant not to compete with FTI and the Company; Gary J. Summers agrees that he should, because of his relationship to the Company before the Effective Time, be treated as a selling shareholder of the Company, whose agreement to the covenant is an essential condition to this Agreement, for purposes of enforcing the covenant not to compete under California law. David D. McDonald, W. Christopher Jeffers, and Dr. Marcian E. Hoff, Jr. shall execute employment agreements with the Company substantially in the form attached as Schedule 6.3(b), which shall provide for a term of five (5) years, an annual salary of not less than their salary at the date of this Agreement, and such other terms as are mutually acceptable and consistent with FTI's employment practices. FTI will recommend to its Compensation Committee that ten year options be granted at fair market value to Gary J. Summers for 30,000 shares of FTI Common Stock and to David D. McDonald, W. Christopher Jeffers, and Dr. Marcian E. Hoff, Jr. for 15,000 shares each.

          6.4 Opinion of Counsel. FTI shall have received an opinion from counsel to the Sole Stockholder, dated the Closing Date, in a form reasonably satisfactory to counsel for FTI.

          6.5 Consents and Approvals. All necessary consents of and filings with any governmental authority or agency or third party (with respect to Material Contracts, as defined in Section 3.15, and including without limitation any Company Third Party Consents), relating to the consummation by the Company and the Sole Stockholder of the transactions contemplated hereby shall have been obtained and made.

          6.6 Charter Documents. The Company and the Sole Stockholder shall have delivered to FTI (a) a copy of the Articles of Incorporation of the Company certified by an appropriate authority in the state of its incorporation, (b) a certificate of good standing of the Company in its jurisdiction of incorporation and in each jurisdiction in which it is required to qualify to do business as a foreign corporation, (c) a certificate of fictitious name in each jurisdiction where applicable, and (d) a copy of the Bylaws of the Company certified by the Secretary of the Company. Such documents shall be in form and substance reasonably acceptable to FTI and its counsel.

          6.7 Insurance. The Sole Stockholder shall have delivered to FTI evidence that FTI or Newco has been added as an additional named insured on all liability insurance policies of the Company.

          6.8 Due Diligence Review. The Company and the Sole Stockholder shall have made such deliveries as are called for by this Agreement. FTI shall be fully satisfied in its sole discretion with the results of its review of all of the Schedules and exhibits, whether delivered before or after the execution hereof, and such deliveries, and its review, and other due diligence investigations with respect to, the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits and condition (financial or otherwise) of the Company.

          6.9 No Material Adverse Change. There have been no Company Material Adverse Effects and no material adverse changes in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of the Company shall have occurred since the Balance Sheet Date; and FTI shall have received a certificate signed by the Sole Stockholder dated the Closing Date to such effect.

          6.10 Related Party Agreements. FTI shall have received sufficient evidence that any Material Contracts to which any officer, director, Sole Stockholder or other affiliate of the Company is a party, which FTI requests the Company or Sole Stockholder to terminate, have in fact been terminated at no cost or expense to the Company.

          6.11 Accountants' Letters with Respect to Pooling of Interest Accounting Treatment. FTI shall have received letters from Ernst & Young, LLP and the Company's Accountant stating their respective concurrence, as of the Closing Date, as to the appropriateness of FTI, Newco and the transactions contemplated by this Agreement qualifying for pooling of interests accounting treatment in accordance with GAAP.

          6.12 FTI Board Approval. The Board of Directors of FTI shall have approved the Merger and this Agreement and such approval shall be in full force and effect at the Closing.

          6.13 Securities Law Matters. Such approvals or orders under the federal securities law and applicable state securities or blue sky laws as shall be required shall have been obtained and and all requisite filings relating to applicable exemptions therefrom shall have been completed.


7.        CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE
          SOLE STOCKHOLDER

          The obligation of the Company and the Sole Stockholder to effect the transactions contemplated hereby is subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

          7.1 Representations and Warranties; Performance of Obligations. All of the representations and warranties of FTI and Newco contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by FTI and Newco on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed by the Chief Executive Officer of FTI shall have been delivered to the Sole Stockholder.

          7.2 No Litigation. No suit, action or other proceeding against FTI or Newco or its respective officers or directors shall be threatened or pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

          7.3 Consents and Approvals. All necessary consents of and filings with any governmental authority or agency or third party relating to the consummation by FTI and Newco of the transactions contemplated herein shall have been obtained and made.

          7.4 No Material Adverse Change. There have been no FTI Material Adverse Effects and no material adverse changes in the business, operations, properties, assets, liabilities, obligations, or condition (financial or otherwise) of FTI.

          7.5 Board Approval. The Board of Directors of the Company shall have approved the Merger and this Agreement and such approval shall be in full force and effect at the Closing.

          7.6 Securities Law Matters. Such approvals or orders under the federal securities law and applicable state securities or blue sky laws as shall be required shall have been obtained and and all requisite filings relating to applicable exemptions therefrom shall have been completed.


8.        INDEMNIFICATION

          8.1 General Indemnification by the Sole Stockholder. The Sole Stockholder covenants and agrees to indemnify, defend, protect and hold harmless FTI, Newco and the Surviving Corporation and their respective officers, directors, employees, Stockholders, assigns, successors and affiliates (individually, an "FTI Indemnified Party" and collectively, "FTI Indemnified Parties") from, against and in respect of:

                  (a) all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by the FTI Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

                           (i) any inaccuracy in, or omission  misrepresentation
or breach of, any representation or warranty of, the Sole Stockholder or the Company set forth in this Agreement or any schedule or certificate, delivered by or on behalf of the Sole Stockholder or the Company in connection herewith; or

                           (ii) any breach or  nonfulfillment of any covenant or
agreement on the part of the Sole Stockholder or, prior to the Closing Date, the Company, in this Agreement; or

                           (iii)  the  business,  operations  or  assets  of the
Company prior to the Closing Date or the actions or omissions of the Company's directors, officers, employees or agents prior to the Closing Date, except as otherwise disclosed in this Agreement or the schedules to this Agreement; or

                           (iv)  the  matters   disclosed  on   Schedules   3.15
(environmental matters) and 3.19 (conformity with law; litigation); or

                           (v) any omissions or misstatements of material facts,
or alleged misstatements or omissions of material facts; and

                  (b) any and all Damages incident to any of the foregoing or to the enforcement of this Section 8.1.

          8.2 Specific Indemnification by the Sole Stockholder. The Sole Stockholder covenants and agrees to indemnify, defend, protect and hold harmless FTI, Newco and the Surviving Corporation and their respective officers, directors, employees, Stockholders, assigns, successors and affiliates (individually, an "FTI Indemnified Party" and collectively, "FTI Indemnified Parties") from, against and in respect of:

                  (a) all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by the FTI Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly, any inaccuracy in, or omission, misrepresentation or breach of the subject matter of Sections 3.4, 3.5 and 3.6 of this Agreement or otherwise arising out of or in connection with any claim of any person or entity that such person or entity owns, holds or has the right to acquire, any capital stock of Teklicon or any security exercisable for or issuable on conversion of any security of Teklicon;

                  (b) any and all Damages incident to any of the foregoing or to the enforcement of this Section 8.2;

          8.3     Limitation and Expiration.  Notwithstanding the above:

                  (a) subject to the limitations herein, the aggregate amount of the Sole Stockholder's liability under Section 8.1 shall not exceed the value of the Pledged Stock;

                  (b) Notwithstanding anything herein to the contrary, the aggregate amount of the Sole Stockholder's liability under Section 8.2 shall be equal to but not exceed the total amount of consideration received by the Sole Stockholder upon the closing of this transaction;

                  (c) the Indemnification obligations under Section 8.1 or in any certificate or writing furnished in connection herewith shall terminate at the Release Date, which shall occur (a) at the earlier of (i) the First Anniversary of the Effective Time, or (ii) at the completion of the First Audit. Promptly following the Release Date, FTI shall return or cause to be returned to the Sole Stockholder the Pledged Stock, less any Pledged Stock having an aggregate value equal to the amount of any Indemnification obligations of the Sole Stockholders pursuant to Section 8.1. For purposes of the preceding sentence, the value of FTI Common Stock held as Pledged Stock shall be the average daily closing sale price of FTI Common Stock on The Nasdaq Stock Market for the five trading days immediately prior to the date on which the amount for which FTI shall have been indemnified has been finally determined;

                  (d) Notwithstanding anything herein to the contrary, the Indemnification obligations under Section 8.2, or in any certificate or writing furnished in connection herewith relating to the subject matter thereof, shall survive the Closing and continue indefinitely;

                  (e) for purposes of the indemnity in this Section 8, all representations contained in Section 3 are made without any limitations as to materiality.

                  (f) No liability under this contract provision shall apply if a liability or action is legally determined to have been solely caused by any act of an indemnitee arising after the date of this Agreement that shall have been independent of any act or omission by indemnitor. In connection with any Damages indemnified under Section 8.1 of this Agreement only, if the indemnitee and the indemnitor are held to both be liable based on claims against each of them, the amount of the indemnitee's and indemnitor's liability hereunder shall be determined based on relative fault of the parties and relative benefits to the parties.

          8.4 Indemnification Procedures. All Claims for Indemnification under this Section 8 shall be asserted and resolved as follows:

                  (a) In the event that any FTI Indemnified Party has a Claim against any party obligated to provide Indemnification pursuant to Section 8.1 or 8.2 hereof (the "Indemnifying Party") that does not involve a Claim being asserted against or sought to be collected by a third party, the FTI Indemnified Party shall with reasonable promptness send a Claim Notice with respect to such Claim to the Trustee. If the Trustee does not notify the Indemnified Party within the Notice Period that the Indemnifying Party disputes such Claim, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case an objection is made in writing in accordance with this
Section 8.4(a), the Indemnified Party shall have thirty (30) days to respond in a written statement to the objection. If after such thirty (30) day period there remains a dispute as to any Claims, the parties shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such Claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. The actions and decisions of the Trustee shall be binding upon the Sole Stockholder.

                  (b) In the event that any Claim for which the Indemnifying Party would be liable to an FTI Indemnified Party hereunder is asserted against an FTI Indemnified Party by a third party, the FTI Indemnified Party shall with reasonable promptness notify the Trustee of such Claim, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Claim Notice"). The Trustee shall have 30 days from the receipt of the Claim Notice (the "Notice Period") to notify the FTI Indemnified Party (i) whether or not such party disputes the liability to the FTI Indemnified Party hereunder with respect to such Claim and (ii) if such party does not dispute such liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such Claim, provided that such party is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action which the Indemnifying Party shall deem necessary or appropriate to protect the Indemnifying Party's interests. In the event that Trustee notifies the FTI Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify hereunder and desires to defend the FTI Indemnified Party against such Claim and except as hereinafter provided, such party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by such party to a final conclusion, provided that, unless the FTI Indemnified Party otherwise agrees in writing, such party may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the FTI Indemnified Party. If the FTI Indemnified Party desires to participate in, but not control, any such defense or settlement the FTI Indemnified Party may do so at its sole cost and expense. If the Trustee elects not to defend the FTI Indemnified Party against such Claim, whether by failure of such party to give the FTI Indemnified Party timely notice as provided above or otherwise, then the FTI Indemnified Party, without waiving any rights against such party, may settle or defend against any such Claim in the FTI Indemnified Party's sole discretion and the FTI Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the FTI Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred. The actions and decisions of the Trustee shall be binding upon the Sole Stockholder.

                  (c) If at any time, in the reasonable opinion of the FTI Indemnified Party, notice of which shall be given in writing to the Trustee, any such Claim seeks relief which could have a materially adverse effect on the assets, liabilities, financial condition, results of operations or business prospects of any FTI Indemnified Party, the FTI Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the Indemnification obligations of the Indemnifying Party hereunder. If the FTI Indemnified Party should elect to exercise such right, the Trustee shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Indemnifying Party.

                  (d) Nothing herein shall be deemed to prevent the FTI Indemnified Party from making a claim, and an FTI Indemnified Party may make a claim hereunder, for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the FTI Indemnified Party has reasonable grounds to believe that such a claim or demand may be made.

                  (e) The FTI Indemnified Party's failure to give reasonably prompt notice as required by this Section 8.4 of any actual, threatened or possible claim or demand which may give rise to a right of Indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the FTI Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

                  (f) The parties will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any Indemnification obligation under Section 8, provided that no Indemnifying Party shall be obligated to seek any payment pursuant to the terms of any insurance policy.

          8.5 Survival of Representations Warranties and Covenants. All representations, warranties and covenants made by the Company, the Sole Stockholder, FTI and Newco in or pursuant to this Agreement or in Schedule or exhibit attached hereto and incorporated by reference herein, and any document delivered pursuant hereto, shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, also as of the Closing Date with the same force and effect as if made that date. The representations of the Company, the Sole Stockholder, FTI and Newco will survive the Closing and will remain in effect until, and will expire upon, the termination of the relevant Indemnification obligation as provided in Section 8.3.

          8.6 Remedies Cumulative. The remedies set forth in this Section 8 are cumulative and shall not be construed to restrict or otherwise affect any other remedies that may be available to the FTI Indemnified Parties under any other agreement or pursuant to statutory or common law.

          8.7 Right to Set Off. FTI shall have the right, but not the obligation, to set off, in whole or in part, amounts finally determined under
Section 8.4 to be owed to FTI by the Sole

Stockholder under Section 8.1 hereof, against the Pledged Stock; provided, however, that such set off shall not in the aggregate exceed the aggregate value of the Pledged Stock.


9.        CONFIDENTIALITY

          9.1 Confidentiality. The Trustee, the Sole Stockholder and beneficiaries of the Sole Stockholder (collectively referred to hereafter as the "Interested Parties") recognize that by reason of ownership of the Company and/or employment of any Interested Party by the Company, they have acquired confidential information and trade secrets concerning the operation of the Company, the use or disclosure of which could cause FTI or the Surviving Company and its affiliates or subsidiaries substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Interested Parties covenant and agree with the Company and FTI that they will not at any time, except in performance of their respective obligations to the Surviving Company or FTI or with the prior written consent of FTI pursuant to authority granted by a resolution of the Board, directly or indirectly, disclose any secret or confidential information that it or they may learn or has learned by reason of its or their ownership of the Company or its or their employment by the Company, or any of its subsidiaries and affiliates, or use any such information in a manner detrimental to the interests of FTI or the Surviving Company. The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade by the Company's management with respect to the Company's services, products, facilities, and methods, trade secrets and other intellectual property, software, source code, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs, or profits associated with any of the Company's products), business plans, prospects, or opportunities but shall exclude any information already in the public domain.

          9.2 Damages. Because of the difficulty of measuring economic losses to FTI or the Surviving Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to FTI or the Surviving Company for which it or they would have no other adequate remedy, the Interested Parties agree that the foregoing covenant may be enforced by FTI and/or the Surviving Company in the event of breach by the Interested Parties, by injunctions and restraining orders.


10.       GENERAL

          10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date solely:

                  (a) by mutual consent of the board of directors of FTI and the Sole Stockholder;

                  (b) by the Sole Stockholder, on the one hand, or by FTI, on the other hand, if the Closing shall not have occurred on or before October 5, 1996, unless extended by mutual agreement of the parties.

          10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any party hereto or its officers, directors or shareholders. Notwithstanding the foregoing sentence,
(i) the provisions of this Section 10.2 and Section 8 (Indemnification), Section
5.1 (confidentiality) and the other provisions of Section 10 (including without limitation brokers and agents and expenses), shall remain in full force and effect and survive any termination of this Agreement; (ii) each party shall remain liable for any breach of this Agreement prior to its termination; and
(iii) in the event of termination of this Agreement pursuant to Section 10.1(a) above, then notwithstanding the provisions of Section 10.9 below, the breaching party (with the Sole Stockholder and the Company deemed to be a single party for purposes of this Section 10), shall be liable to the other party to the extent of the expenses incurred by such other party in connection with this Agreement and the transactions contemplated hereby, as well as any damages in accordance with applicable law.

          10.3 Cooperation. The Company, the Sole Stockholder, FTI and Newco shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. In connection therewith, if required, the president of the Company will execute any documentation reasonably required by FTI's independent public accountants (in connection with such accountant's audit of the Company) or the Nasdaq National Market. The Company and the Sole Stockholder will also cooperate and use their reasonable efforts to have the present officers, directors and employees of the Company cooperate with FTI and Newco on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

          10.4 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of FTI and Newco, and the beneficiaries, heirs and legal representatives of the Sole Stockholder.

          10.5 Entire Agreement. This Agreement (which includes the Schedules hereto) sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. Each of the Schedules to this Agreement is incorporated herein by this reference and expressly made a part hereof.

          10.6 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by telefax) by the parties.

          10.7 Brokers and Agents. FTI and Newco (as a group) and the Company and the Sole Stockholder (as a group) each represents and warrants to the other that it has not employed any broker, investment banker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify the other against all loss, damages or expense relating to or arising out of claims for fees or commission of any broker, investment banker or agent employed or alleged to have been employed by such indemnifying party.

          10.8 Expenses. FTI has and will pay the fees, expenses and disbursements of FTI and Newco and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement. The Sole Stockholder (and not the Company) have and will pay the fees, expenses and disbursements of the Sole Stockholder, the Company, and their agents, representatives, financial advisers, accountants and counsel incurred in connection with the subject matter of this Agreement.

          10.9 Specific Performance; Remedies. Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement, including without limitation, the confidentiality obligations set forth in Section 5.1. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties, covenants and agreements contained in this Agreement.

          10.10 Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication that is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

          If to FTI, Newco or the Surviving Corporation to:

                  Forensic Technologies International Corporation
                  2021 Research Drive
                  Annapolis, MD 21401
                  Attn: Jack B. Dunn, IV
                  Chief Executive Officer

                  (Telefax: (410) 224-8378)

                  with a required copy to:

                  George P. Stamas, Esq.
                  Wilmer, Cutler & Pickering
                  100 Light Street
                  Baltimore, MD 21202
                  (Telefax:   (410) 986-2828)

          If to the Sole Stockholder or to the Company:

                  Teklicon, Incorporated
                  444 Castro Street, Suite 818
                  Mountain View, CA 94041
                  Attn: Gary J. Summers
                  President
                  (Telefax:   (415) 965-1832)

                  with a required copy to:

                  James G. Luce, Esq.
                  Schneider, Luce, Quillinan & Morgan
                  444 Castro Street, Suite 900
                  Mountain View, CA 94041
                  (Telefax:   (415) 969-6953)

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

          10.11 Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of Maryland, without giving effect to principles of conflicts of law.

          10.12 Severability. If any provision of this Agreement or the application thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. The preceding sentence is in addition to and not in place of the severability provisions in Section 9.3.

          10.13 Absence of Third Party Beneficiary Rights. No provision of this Agreement is intended, nor will be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner of any party hereto or any other person or entity.

          10.14 Mutual Drafting. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

          10.15 Further Representations. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences.

          10.16 Amendment; Waiver. This Agreement may be amended by the parties hereto at any time prior to the Closing by execution of an instrument in writing signed on behalf of each of the parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          10.17 Public Disclosure. Prior to the Closing Date, neither the Company nor the Sole Stockholder shall make any disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement unless previously approved by FTI in writing. FTI agrees to keep the Company and the Sole Stockholder apprised in advance of any disclosure of the subject matter of this Agreement by FTI.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION



                                          By:/s/   Gary Sindler
                                             -------------------------
                                          Name:   Gary Sindler
                                          Title: Executive Vice President


                                          TEKLICON INCORPORATED



                                          By:/s/   Gary J. Summers
                                             -------------------------
                                          Name:   Gary J. Summers
                                          Title:     President


                                          SOLE STOCKHOLDER


                                          THE SUMMERS 1992 TRUST


                                          By:/s/  Gary J. Summers
                                             ------------------------
                                          Name:   Gary J. Summers
                                          Title:     Trustee


                                          By:/s/  Lynda M. Summers
                                             ------------------------
                                          Name:  Lynda M. Summers
                                          Title:    Trustee

                                          SIGNING INDIVIDUALLY AS TO SECTION 6.3


                                          By:/s/  Gary J. Summers
                                             ------------------------
                                          Name:   Gary J. Summers




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